Exhibit 99.1

OriginOil Demonstrates Low-Energy Algae Appliance to National Algae Association

NAA workshop attendees view latest algae processing technologies (video, photos)

Los Angeles, CA February 7, 2012 – OriginOil, Inc. (OTC/BB: OOIL), a leading developer of next-generation technologies to produce transportation fuels, chemicals and foods, announced today it demonstrated its low-energy Algae Appliance™ to industry executives from a workshop hosted by the National Algae Association (NAA) at the University of Southern California.

OriginOil also showed new technologies in development in the lab, and the Max One mobile algae harvester. A video and a photo gallery of the event can be viewed at http://www.originoil.com/latest-news/national-algae-association-tours-originoil.html

“This is the first time in the USA that an industry group has seen our Algae Appliance, and we are very pleased with the feedback,” said Riggs Eckelberry, OriginOil CEO. “We showed an early version of the system last August to an industry group in Australia – and now we’re live in the USA!”

The Algae Appliance is a low-energy, chemical-free, continuous-flow ‘wet harvest’ system that can remove up to 90 percent of the water in which algae lives. Dewatering algae is considered a major barrier to commercial algae production. OriginOil released the system in October 2011 as an algae harvesting “starter kit” for producers the world over who are exiting the laboratory phase. For more information, visit www.algaeappliance.com.

“We are very pleased with the attendees’ interest and enthusiasm for our current and upcoming products,” said Ken Reynolds, OriginOil vice president of marketing. “We developed several potential sales and strategic partnership opportunities as a direct result of this event, and we plan to schedule more of these demonstrations of our breakthrough technologies to this fast-growing industry.”

About OriginOil, Inc. (www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Josh Seidenfeld Antenna Group – a Beckerman Company 415-977-1953 josh@antennagroup.com

Investor Relations:	Tom Becker Toll-free: 877-999-OOIL (6645) Ext. 641 International: +1-323-939-6645 Ext. 641 Fax: 323-315-2301 ir@originoil.com www.originoil.com

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